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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                                July 11, 1994
                                Date of Report
                      (Date of Earliest Event Reported)


                           Helmerich & Payne, Inc.
            (Exact Name of Registrant as Specified in Its Charter)



   Delaware                        1-4221                        73-0679879
(State or Other                 (Commission                    (IRS Employer
Jurisdiction of                     File                       Identification
Incorporation)                     Number)                         Number)


         1579 East 21st Street, Tulsa, Oklahoma                    74114
        (Address of Principal Executive Offices)                 (Zip Code)


                                (918) 742-5531
                           (Registrant's Telephone
                              Number, Including
                                  Area Code)


                                     N/A
        (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

     Helmerich & Payne International Drilling Co. ("H&PIDC"), a wholly owned subsidiary of Helmerich & Payne, Inc., has completed a purchase from ENSCO Drilling Company, a wholly owned subsidiary of Energy Service Company, Inc., of its United States land rig operations. The operations purchased by H&PIDC consist of 12 land drilling rigs and related equipment and pipe, as well as an office building and yard located on approximately 14.5 acres in Alice, Texas.

     The purchase was consummated on June 30, 1994 pursuant to the terms of two separate purchase agreements between H&PIDC and ENSCO Drilling Company. The total purchase price was approximately $15.5 million, consisting of cash, a promissory note and certain deferred payment obligations.




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                                  SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HELMERICH & PAYNE, INC.



                                         By: /s/ STEVEN R. MACKEY
                                             Steven R. Mackey
                                             Vice President, Secretary,
                                               and General Counsel

DATED this 11th day of July, 1994.






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